UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 9, 2008

Lehman Brothers Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 9, 2008, Lehman Brothers Holdings Inc. (the “Registrant”) issued a press release with respect to expected second quarter results.

The press release is annexed as Exhibit 99.1 hereto and is hereby incorporated herein and made a part hereof.

The information furnished under this Item 2.02, including Exhibit 99.1, shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events

On June 2, 2008, Standard & Poor’s (“S&P”), a division of The McGraw-Hill Companies, announced that it had lowered its counterparty credit ratings on the Registrant to “A/A-1” from “A+/A-1” and that it also lowered its counterparty credit ratings on two other major financial services firms in conjunction with its global review of the securities industry.  The outlook assigned to the Registrant by S&P remains negative, consistent with S&P’s industry-wide outlook for U.S. broker-dealers and many U.S. and non-U.S. bank peers.  No assurance can be given that further downgrades by S&P or other rating agencies of the credit ratings of participants in the financial services industry generally or of the Registrant specifically will not occur.  For a discussion of the consequences of any such potential downgrade on the Registrant’s business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Funding and Capital Resources—Credit Ratings” in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended February 29, 2008.

On June 3, 2008, in connection with the Registrant’s previously disclosed stock repurchase program, pursuant to which the Registrant repurchases shares of the Registrant’s common stock for the management of the Registrant’s equity capital, taking into consideration of dilution due to employee stock awards, the Registrant repurchased 1.3 million shares of common stock in the open market at an average price per share, excluding commissions, of $31.88.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 99.1	Press Release Relating to Expected Second Quarter Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.
(Registrant)

Date: June 9, 2008	By:	/s/ Erin M. Callan
Erin M. Callan
Chief Financial Officer and Controller
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit 99.1	Press Release Relating to Expected Second Quarter Results